UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2026

Farmers National Banc Corp.
(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2.01: Completion of Acquisition or Disposition of Assets

On March 2, 2026, Farmers National Banc Corp. (the “Company”) completed its previously announced merger with Middlefield Banc Corp., an Ohio corporation (“Middlefield”), pursuant to the Agreement and Plan of Merger dated as of October 22, 2025, between the Company and Middlefield (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) Middlefield merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger. Promptly following the consummation of the Merger, The Middlefield Banking Company, the banking subsidiary of Middlefield, merged with and into The Farmers National Bank of Canfield, the national banking subsidiary of the Company (“Farmers Bank”), with Farmers Bank as the surviving bank.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each common share, without par value, of Middlefield (“Middlefield Common Shares”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 2.6 common shares, without par value, of the Company (“Company Common Shares”). No fractional Company Common Shares were issued in the Merger, and Middlefield’s shareholders became entitled to receive cash in lieu of fractional Company Common Shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective immediately following the Effective Time of the Merger on March 2, 2026 and in accordance with the terms of the Merger Agreement, the board of directors of the Company (the “Board”), appointed former Middlefield board members Michael C. Voinovich and Kevin A. DiGeronimo to the Board. Mr. Voinovich was appointed to the Board to hold office as a Class II director until the Company’s 2027 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. DiGeronimo was appointed to the Board to hold office as a Class III director until the Company’s 2028 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

As non-employee directors, each of Messrs. Voinovich and DiGeronimo will be eligible to receive compensation on a pro rata basis in the same manner as the Company’s other non-employee directors, consistent with the description in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 18, 2025. The Company will enter into an indemnification agreement with each of Messrs. Voinovich and DiGeronimo in a manner consistent with the agreements entered into with the Company’s existing directors, the form of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2011. Mr. Voinovich has been appointed to the Board Enterprise Risk Management and Audit Committees of the Board. Mr. DiGeronimo has been appointed to the Compensation and Corporate Governance and Nominating Committees of the Board.

8.01: Other Events

On March 2, 2026, the Company issued a press release announcing the completion of the Merger. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

9.01: Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed

(b)	Pro Form Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Farmers National Banc Corp. and Middlefield Banc Corp., dated as of October 22, 2025 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2025)*

99.1	Press Release dated March 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and exhibits have been omitted from this filing. The registrant agrees to furnish the Securities and Exchange Commission on a supplemental basis a copy of any omitted schedule or exhibit on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: March 2, 2026